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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 4, 2001

Target Corporation

(Exact name of registrant as specified in its charter)
Minnesota	1-6049	41-0215170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Nicollet Mall Minneapolis, Minnesota		55402

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (612) 370-6948

FORM 8-K

Item 5.  Other Events

    On January 4, 2001, Target Corporation (the "Corporation") issued a News Release relating to its December sales results. The News Release is attached hereto as Exhibit 20. Comments regarding the Corporation's sales results are provided periodically throughout the year on a recorded telephone message. The message may be accessed by dialing (612) 370-6500. Forward-looking statements in this release or such recorded telephone messages should be considered in conjunction with the cautionary statements in Exhibit (99)C to the company's 1999 Form 10-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION
Dated: January 4, 2001	By:	/s/ DOUGLAS A. SCOVANNER Douglas A. Scovanner Executive Vice President, Finance and Chief Financial Officer

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FORM 8-K
SIGNATURES